EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


CEL-SCI Corporation
Vienna, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on S-8 (Nos. 333-27579, 333-03750, 333-57649, 333-69678, 333-84756,
333-31652 and 333-117088) and Form S-3 (No. 333-151667) of CEL-SCI Corporation
of our report dated January 13, 2009, relating to the consolidated financial statements which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


BDO Seidman, LLP
Bethesda, Maryland

January 13, 2009